UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 16, 2011

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

As previously announced, in October 2011 Gramercy Capital Corp. (the "Company") received a written communication from a more than 20% holder of its 8.125% Series A cumulative redeemable preferred stock (the "Series A preferred stock") requesting, as permitted by Article FIRST, Section 10 of the Company’s Articles Supplementary, that the Company call a special meeting of the holders of the Company’s Series A preferred stock to elect a new director.

In accordance with such request, on November 16, 2011, the Company announced that it has called a special meeting (the "Special Meeting") of the holders of its Series A preferred stock on January 17, 2012 at 9:30 a.m., local time, at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York.  At the Special Meeting, the holders of the Series A preferred stock will be asked to elect an additional director to the Company’s board of directors in accordance with the provisions of the Company's bylaws and other procedures established by the Company's board of directors relating to election of directors.  Nominations may only be made by holders of record of the Series A preferred stock in accordance with the Company's bylaws.  No such nominations have been received by the Company as of the date hereof.

Holders of record of the Series A preferred stock as of the close of business on November 11, 2011 will be entitled to notice of and to vote at the Special Meeting.

Reference is hereby made to the press release, which is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2011

GRAMERCY CAPITAL CORP.

By:	/s/ Jon W. Clark
Name: Jon W. Clark
Title: Chief Financial Officer